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                                                                Exhibit 10.31(a)

                                    AMENDMENT
                           TO THE AMENDED AND RESTATED
                                  ORBITZ, INC.
                                 2002 STOCK PLAN

          Pursuant to the authority reserved to the Board of Directors (the "BOARD") of Orbitz, Inc., a corporation organized under the laws of State of Delaware (the "COMPANY"), under Section 16 of the Amended and Restated Orbitz, Inc. 2002 Stock Plan (the "PLAN"), the Board hereby amends the Plan as follows.

          1. Section (hh) is hereby added to the Plan to read in its entirety as follows:

          "(hh) 'NON-EMPLOYEE DIRECTOR' means a Director who is not an Employee of the Company."

          2. Sections 9(f) and (g) are hereby added to the Plan to read in their entirety as follows:

          "(f)   GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS. During the term of the Plan, a person who is a Non-Employee Director as of the date the Form S-1 registration statement filed by the Company in connection with its initial public offering of Common Stock becomes effective (the "Initial Option Effective Date") automatically shall be granted an Option having a Black-Scholes value equal to $70,000 effective as of the Initial Option Effective Date (an "Initial Option"); provided, however, that notwithstanding the foregoing, a Non-Employee Director who on or prior to the Initial Option Effective Date has provided notice to the Company of his or her resignation as of the consummation of the Company's initial public offering of Common Stock shall not receive an Initial Option. A person who first becomes a Non-Employee Director after the Initial Option Effective Date automatically shall be granted an Option having a Black-Scholes value equal to $70,000 effective as of the date he or she first becomes appointed to the Board (an "Initial Post-IPO Option"). Following the Initial Option Effective Date, each Non-Employee Director automatically shall be granted an Option having a Black-Scholes value equal to $70,000 effective as of the date of each annual meeting of stockholders after the Initial Option Effective Date (an "Annual Option"). For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election, and shall not receive an Annual Option upon such meeting as well. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant but to the extent they are otherwise eligible, will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an Annual Option grant. For purposes of determining the number of shares to be subject to Options described in this Section 9(f), the Black-Scholes value of such Options shall be determined by the Company's outside auditors serving as of the date of grant of such Options, or such other entity or person

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(including without limitation the Board) as the Board may select in its discretion, and shall be rounded up to the nearest whole Share.

          (g) TERMS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. Options granted to Non-Employee Directors shall be Nonstatutory Stock Options. The per Share price of each Option granted to a Non-Employee Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; provided, however, that the per Share price of each Option granted to a Non-Employee Director on the Initial Option Effective Date shall equal the initial public offering price per Share. Initial Options, Initial Post-IPO Options and Annual Options shall become vested in installments of 50% each on their date of grant and the first anniversary of their date of grant, provided the Non-Employee Director has remained in service as a member of the Board through such date. The term of each Option granted to a Non-Employee Director shall be ten (10) years from the date the Option is granted. Notwithstanding Section 9(b) of the Plan, upon a Director's termination of membership on the Board for any reason, his or her Option granted under Section 9(f) shall remain exercisable for twelve (12) months following his or her termination of membership on the Board. No portion of an Option granted under Section 9(f) which is unexercisable at the time of a Non-Employee Director's termination of membership on the Board shall thereafter become exercisable."

                               * * * * * * * * * *

     I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of Orbitz, Inc., effective as of November 25, 2003.

                 Executed on this 25th day of November, 2003.


                                        /s/ Gary Doernhoefer
                                        ----------------------------------
                                        Gary Doernhoefer, Secretary